                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         Ottawa Financial Corporation
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


                         Ottawa Financial Corporation
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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


                   [OTTAWA FINANCIAL CORPORATION LETTERHEAD]







                                                                   April 2, 1998



Dear Fellow Shareholder:

     On behalf of the Board of Directors and management of Ottawa Financial Corporation (the "Corporation"), we cordially invite you to attend the Annual Meeting of Shareholders of the Corporation. The meeting will be held at 10:00 A.M., Holland, Michigan time, on April 28, 1998 at the Holiday Inn located at 650 E. 24th Street, Holland, Michigan. This annual meeting will include management's report to you on the Corporation's 1997 financial and operating performance.

     We encourage you to attend the meeting in person. Whether or not you plan to attend, however, PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will save the Corporation additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

     Your Board of Directors and management are committed to the continued success of Ottawa Financial Corporation and the enhancement of your investment. As President and Chief Executive Officer, I want to express my appreciation for your confidence and support.

                                     Very truly yours,


                                     /s/ GORDON L. GREVENGOED

                                     GORDON L. GREVENGOED
                                     President and Chief Executive Officer

                          OTTAWA FINANCIAL CORPORATION
                               245 Central Avenue
                            Holland, Michigan  49423
                                 (616) 393-7000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on April 28, 1998


     Notice is hereby given that the Annual Meeting of Shareholders of Ottawa Financial Corporation (the "Corporation") will be held at the Holiday Inn located at 650 E. 24th Street, Holland, Michigan on April 28, 1998, at 10:00 A.M., Holland, Michigan time.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

      1.   The election of three directors of the Corporation;

      2. The ratification of the appointment of Crowe, Chizek and Company LLP as independent auditors for the Corporation for the fiscal year ending December 31, 1998; and

such other matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Shareholders of record at the close of business on March 12, 1998, are the shareholders entitled to vote at the Meeting and any adjournments thereof. A complete list of shareholders entitled to vote at the Meeting will be available for inspection by shareholders at the offices of the Corporation during the ten days prior to the Meeting, as well as at the Meeting.

     You are requested to complete, sign and date the enclosed form of Proxy which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Meeting in person or otherwise properly revoke such proxy.

                                     By Order of the Board of Directors


                                     /s/ GORDON L. GREVENGOED

                                     Gordon L. Grevengoed
                                     President and Chief Executive Officer

Holland, Michigan
April 2, 1998

-----------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
-----------------------------------------------------------------------------

                          OTTAWA FINANCIAL CORPORATION
                               245 Central Avenue
                            Holland, Michigan  49423
                                 (616) 393-7000
                              ____________________

                                PROXY STATEMENT
                              ____________________

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 28, 1998
                              ____________________


     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Ottawa Financial Corporation (the "Corporation") of proxies to be used at the Annual Meeting of Shareholders (the "Meeting") of the Corporation, to be held at the Holiday Inn located at 650 E. 24th Street, Holland, Michigan on April 28, 1998, at 10:00 A.M., Holland, Michigan time, and all adjournments of the Meeting. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to shareholders on or about April 2, 1998. Certain of the information provided herein relates to AmeriBank (the "Bank"), a wholly-owned subsidiary of the Corporation.

     At the Meeting, shareholders of the Corporation are being asked to consider and vote upon (i) the election of three directors of the Corporation and (ii) the ratification of the appointment of Crowe, Chizek and Company LLP as the Corporation's independent auditors for the fiscal year ending December 31, 1998.

PROXIES AND PROXY SOLICITATION

     If a shareholder properly executes the enclosed proxy distributed by the Corporation, the proxies named will vote the shares represented by that proxy at the Meeting. Where a shareholder specifies a choice, the proxy will be voted in accordance with the shareholder's instructions. Where no specific direction is given, the proxies will vote the shares "FOR" the election of management's nominees for directors of the Corporation and "FOR" the appointment of Crowe, Chizek and Company LLP as auditors for the fiscal year ending December 31, 1998. As to any other matters presented at the Meeting, the shares for which proxies have been received will be voted in accordance with the discretion of the proxies.

     Any proxy given pursuant to this solicitation or otherwise may be revoked by the shareholder giving it at any time before it is voted by delivering to the Secretary of the Corporation at the above address, on or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of common stock of the Corporation (the "Common Stock"), or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy.

     The cost of solicitation of proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and employees of the Corporation and the Bank may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

VOTING RIGHTS; VOTE REQUIRED

     Shareholders of record as of the close of business on March 12, 1998 (the "Voting Record Date") will be entitled to one vote on each matter presented for a vote at the Meeting for each share of Common Stock then held. Such vote may be exercised in person or by a properly executed proxy as discussed above. Directors shall be elected by a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Ratification of the of the appointment of Crowe, Chizek and Company LLP as auditors for the year ending December 31, 1998 requires the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter.

     With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Abstentions on the proposal to ratify the appointment of Crowe, Chizek and Company LLP as the Corporation's independent auditors will have the effect of a negative vote since that proposal requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting. A broker non-vote (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons as to certain proposals on which such beneficial owners or persons are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary power to vote without such instructions) will have no effect on the outcome of the election of directors or the ratification of auditors.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of the Voting Record Date, the Corporation had 5,304,141 shares of Common Stock issued and outstanding. The following table sets forth, as of the Voting Record Date, information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Corporation's Common Stock and (ii) all directors and executive officers as a group. See "Proposal I - Election of Directors" for information regarding share ownership of the Corporation's Directors and named Executive Officers in the Summary Compensation Table.


                                                  Beneficial   Percent of
              Beneficial Owners                  Ownership(1)  Class
          ------------------------------------  -------------  ----------

          Ottawa Financial Corporation(2)         464,025      8.75%
          Employee Stock Ownership Plan
          245 Central Avenue
          Holland, Michigan  49423

          Schwartz Investment Counsel, Inc.(3)    532,680      10.04%
          and Schwartz Investment Trust
          3707 W. Maple
          Bloomfield Hills, Michigan 48301

          Directors and executive officers        772,220      13.87%
          of the Corporation and the Bank
          as a group (11 persons)(4)


____________________
(1) All amounts have been adjusted to reflect the 10% stock dividend paid by the Corporation on September 30, 1997.

(2) Represents shares held by the Ottawa Financial Corporation Employee Stock Ownership Plan (the "ESOP"), of which 191,796 shares have been allocated to accounts of participants. Pursuant to the terms of the ESOP, participants in the ESOP have the right to direct the voting of shares allocated to participant accounts. First Bankers Trust Company, N.A., Quincy, Illinois, as the trustee of the ESOP, may also be deemed to be a "beneficial owner" of the shares held by the ESOP which have not been allocated to a specific participant's account or which have been allocated but not voted by the participants.

(3) As reported to the Company by representatives of Schwartz Investment Counsel, Inc. ("SICI") and related entities, Schwartz Value Fund, ("SVF"), G&G Limited Partnership ("G&G"), George P. Schwartz ("GPS") and Gregory J. Schwartz ("GJS"). SICI reported sole voting power with respect to 163,410 shares of Common Stock, sole investment power with respect to 121,020 shares of Common Stock, and shared investment power with respect to 42,390 shares of Common Stock; SVF reported sole voting power and investment power with respect to 181,500 shares of Common Stock; G&G reported sole voting power and investment power with respect to 179,740 shares of Common Stock; GPS reported sole voting power and investment power with respect to 5,830 shares of Common Stock; and GJS reported sole voting power and investment power with respect to 2,200 shares of Common Stock.

(4) Includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members' families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers. This amount also includes 262,345 shares as to which directors and executive officers have the right to acquire beneficial ownership pursuant to stock options and warrants.

                     PROPOSAL I -- ELECTION OF DIRECTORS

     The Corporation's Board of Directors is composed of ten members. Approximately one-third of the directors are elected annually. Directors of the Corporation are generally elected to serve for a three-year term or until their respective successors are elected and qualified.

     The following table sets forth certain information, as of the Voting Record Date, regarding the composition of the Corporation's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting "FOR" the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve if elected. Except as disclosed herein, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding Common Stock of the Corporation.


                                 POSITION(S) HELD IN    DIRECTOR  TERM TO    BENEFICIAL     PERCENT OF
NAME                       AGE     THE CORPORATION      SINCE(1)  EXPIRE   OWNERSHIP(2)(3)    CLASS
----                      -----  -------------------    --------  -------  ---------------  ----------
                                               NOMINEES

Gordon L. Grevengoed       66     President, Chief        1986     2001         169,166       3.15%
                                  Executive Officer
                                  and Vice Chairman of
                                  the Board

G. W. Haworth              86     Director                1966     2001          74,283       1.40%

Leon E. Koops              53     Director                1986     2001          46,789         *

                                    DIRECTORS CONTINUING IN OFFICE

Gordon H. Cunningham       67     Chairman of the Board   1973     2000          57,948(4)    1.09%

B. Patrick Donnelly, III   53     Director                1984     2000          33,039         *

Robert D. Kolk             57     Director                1989     2000          61,089       1.15%

Ronald L. Haan             44     Director, Senior        1996     1999          88,773       1.66%
                                  Vice President and
                                  Assistant Secretary

Ronald J. Bieke            65     Director                1998     1999          74,854       1.40%

Brian W. Koop              48     Director                1992     1999          44,039         *

Douglas J. Iverson         48     Executive Vice          1993     1999         115,640(5)    2.16%
                                  President, Chief
                                  Operating Officer,
                                  Secretary and
                                  Director


______________________
(1)  Includes service as a director of the Bank.

(2) The nature of beneficial ownership for shares reported in this column is sole voting and investment power, except as otherwise indicated in these footnotes. All amounts reported under this column have been adjusted for the 10% stock dividend paid by the Corporation on September 30, 1997.

(3) Includes shares of Common Stock as to which the named individual has the right to acquire beneficial ownership pursuant to stock options or warrants, as follows: Mr. Grevengoed - 74,192 shares; Mr. Haworth - 3,957 shares; Mr. Koops - 11,871 shares; Mr. Cunningham - 17,806 shares; Mr. Donnelly - 11,871 shares ; Mr. Kolk - 11,871 shares; Mr. Haan - 31,913 shares; Mr. Bieke - 26,949 shares; Mr. Koop - 11,871 shares; and Mr. Iverson - 55,644 shares.

(4) Includes 2,750 shares of Common Stock beneficially owned by Mr. Cunningham as a trustee under a trust for the benefit of his client, the beneficial ownership of which is disclaimed by Mr. Cunningham.

(5) Includes shared voting and investment power over 1,100 shares of Common Stock owned by a living trust of which Mr. Iverson is a co-trustee and beneficiary.

     The business experience of each director of the Corporation for at least the past five years is set forth below.

     GORDON L. GREVENGOED. Mr. Grevengoed is President, Chief Executive Officer and Vice Chairman of the Board of the Corporation. He also serves as Vice Chairman of the Board and Chief Executive Officer of the Bank. He has served in such capacities with the Corporation since its incorporation in March 1994. He was elected President and Chief Executive Officer of the Bank in 1985 and elected Vice Chairman of the Bank in 1992. Mr. Grevengoed joined the Bank in 1956. He also serves as President of O.S. Services, Inc. and as Chairman of the Board of AmeriPlan Financial Services, Inc., the Bank's two wholly-owned subsidiaries.

     G. W. HAWORTH. Mr. Haworth is founding Chairman of the Board of Haworth, Inc., an office furnishings manufacturer.

     LEON E. KOOPS. Mr. Koops is President of Hamilton Distributing Company, an agricultural equipment distributor.

     GORDON H. CUNNINGHAM. Mr. Cunningham has been Chairman of the Board of Directors of Ottawa since its incorporation in March 1994. Mr. Cunningham is a partner in the law firm of Cunningham Dalman, P.C., which acts as general counsel to AmeriBank. He was appointed Chairman of the Board of the Bank in 1992.

     B. PATRICK DONNELLY, III. Mr. Donnelly became the Plant Manager of RAN Enterprises, Inc., an auto parts manufacturer, in November 1995. He was the Production Manager of Technical Auto Parts, also an auto parts manufacturer, since 1993. Mr. Donnelly had also served as President of Donnelly - Cooper Industries, a powder coating company, and President of Lithibarmatik, a manufacturer of machinery. Donnelly - Cooper Industries filed for bankruptcy in 1990, was discharged in 1992, and voluntarily went out of business in 1993. He is also a director of Donnelly Corporation, a publicly held company.

     ROBERT D. KOLK. Mr. Kolk is President and Co-owner of Mechanical Transplanter Company, a manufacturer of agricultural transplanting machinery.

     RONALD L. HAAN. Mr. Haan is the Executive Vice President, Chief Operating Officer and Assistant Secretary of the Bank and Senior Vice President and Assistant Secretary of the Corporation. Mr. Haan also serves as a director of the Bank and the Corporation. Prior to joining the Corporation in February 1996, Mr. Haan was employed in 1989 as Executive Vice President of AmeriBank Federal Savings Bank ("AFSB"), headquartered in Muskegon, Michigan (AFSB was acquired by the Corporation in February 1996) and in February 1990 was appointed Chief Financial Officer. In December 1990, he was elected President, Chief Administrative Officer and a director of AFSB. Prior to his employment at AFSB, Mr. Haan was employed by MetroBanc Federal Savings Bank of Grand Rapids, Michigan, from 1978 to 1987 as Vice President, and from 1987 to 1989 at Comerica Bank, Grand Rapids, Michigan, as Vice President and Regional Manager.

     RONALD J. BIEKE. Mr. Bieke is the Chairman of FMB-Arcadia Bank, a full service commercial bank, and President of Arcadia BIDCO Corporation, a business and industrial development corporation, both of which are located in Kalamazoo Michigan. Since 1996, Mr. Bieke has also been serving as Vice Chairman of the Board of Directors of Mercantile Bank of Southwest Florida. From 1987 to 1996, Mr. Bieke served as Chairman and Chief Executive Officer of AFSB.

     BRIAN W. KOOP. Mr. Koop is Vice President and General Manager of Prince, a Johnson Controls company, which manufactures automotive parts.

     DOUGLAS J. IVERSON. Mr. Iverson is Executive Vice President, Secretary and Chief Operating Officer of the Corporation, positions he has held since the Corporation's inception in March 1994. He was elected President and Secretary of the Bank effective in February 1996. Prior to that date, Mr. Iverson had served as Chief Operating Officer of the Bank since 1994; Executive Vice President, Chief Administrative Officer and Secretary since 1986; and was first elected a Director in 1993. He joined the Bank in 1972.

MEETINGS AND COMMITTEES OF THE BOARDS OF DIRECTORS

     Meetings and Committees of the Corporation. Meetings of the Corporation's Board of Directors are generally held on a monthly basis. For the year ended December 31, 1997, the Board of Directors met 13 times. During 1997, no incumbent director of the Corporation attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which they served.

     The Board of Directors of the Corporation has standing Executive, Audit, Compensation and Nominating Committees.

     The Corporation's Executive Committee generally acts in lieu of the full Board of Directors between board meetings. This committee is responsible for formulating and implementing policy decisions, subject to review by the entire Board of Directors. The Executive Committee is currently composed of Directors Cunningham (Chairman), Grevengoed, Iverson, Haan and Officer Jon Swets on a regular basis and Directors Bieke, Koop, Koops, Kolk and Haworth on a rotating basis. The Executive Committee met 18 times during the year ended December 31, 1997.

     The Corporation's Audit Committee is responsible for the review of the Corporation's annual audit report prepared by the Corporation's independent auditors. The review includes a detailed discussion with the independent auditors and recommendation to the full Board concerning any action to be taken regarding the audit. Directors Cunningham, Donnelly and Koops currently serve on this Committee. The Audit Committee met seven times during 1997.

     The Compensation Committee, consisting of Chairman Cunningham and Directors Koop and Koops, is responsible for developing and making recommendations to the Board of Directors with respect to the Corporation's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Corporation and the Bank. Non-employee Directors who do not sit on the Compensation Committee also participate in executive compensation decision making through the review, discussion and ratification of the Compensation Committee's recommendations. The Compensation Committee is also responsible for administering the Corporation's 1995 Stock Option and Incentive Plan (the "Stock Option Plan") and Management Recognition Plan (the
"MRP").   This committee met six times during 1997.

     The entire Board of Directors acts as a nominating committee for selecting nominees for election as directors. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures set forth in the Bylaws of the Corporation. Pursuant to the Corporation's Bylaws, nominations by shareholders must be delivered in writing to the Secretary of the Corporation at least 30 days prior to the date of the annual meeting.

     Meetings and Committees of the Bank. The Bank's Board of Directors meets at least monthly and held 13 meetings during the year ended December 31, 1997. During 1997, no incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

     The principal standing committees of the Bank are Executive, Loan Review, Personnel, Compensation, Audit and Nominating. The Bank also has other committees which meet as needed to review various other functions of the Bank.

DIRECTOR COMPENSATION

     Non-employee directors are paid a fee of $300 per month for their service as a director of the Corporation and $425 per month for their service as a director of the Bank. In addition, each non-employee director is paid $200 for each Corporation board meeting attended and $350 for each Bank board meeting attended. The Chairman of the Board also receives an additional $175 for each Bank board meeting attended. In addition to their board fees, non-employee directors of the Corporation and the Bank also receive $100 per hour for committee meetings attended.

     In connection with his appointment to the Board of Directors in December 1997, Mr. Bieke was granted a ten year option to purchase 19,785 shares of Common Stock at an exercise price of $29.125 per share (the fair market value of the Common Stock on the date of the grant). The options granted to Mr. Bieke vest equally over a five year period, are subject to his "continuous service" (as defined under such plans) as a director of the Corporation, and accelerate under certain circumstances, including a "change in control" of the Corporation (as defined under such plans).

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation of the Corporation's Chief Executive Officer and Executive Vice Presidents. No other officer made in excess of $100,000 during fiscal 1997.


-----------------------------------------------------------------------------------------------------------------
                                               SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------
                                                                          LONG TERM COMPENSATION
                                              ANNUAL COMPENSATION(1)              AWARDS
---------------------------------------------------------------------------------------------------  ALL OTHER
                                               SALARY        BONUS     RESTRICTED STOCK   OPTIONS    COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR      ($)          ($)        AWARD($)(2)       (#)(3)       ($)
-----------------------------------------------------------------------------------------------------------------
Gordon L. Grevengoed, President,        1997     $143,000      $82,800        ---            ---     $15,980(6)
 Chief Executive Officer and Vice       1996      138,000       35,009        ---            ---      16,208
 Chairman of the Board                  1995      119,888       31,791       $733,945(5)   123,652    29,215
-----------------------------------------------------------------------------------------------------------------
Douglas J. Iverson, Executive Vice      1997     $133,000      $76,800        ---            ---     $15,935(6)
 President, Chief Operating Officer,    1996      128,000       32,211        ---                     16,142
 Secretary and Director                 1995      110,310       30,129       $504,122(5)    92,739    27,295
-----------------------------------------------------------------------------------------------------------------
Ronald L. Haan, Executive Vice          1997     $123,000      $70,800        ---            ---     $15,353(6)
 President, Chief Operating Officer,    1996      118,000          ---       $160,600(5)    65,984    15,259
 Assistant Secretary and Director(4)
-----------------------------------------------------------------------------------------------------------------

(1) The named executive officers in the table did not receive any additional benefits or perquisites which, in the aggregate, exceeded the lesser of 10% of his salary and bonus, or $50,000.

(2) Represents the dollar value, based on the average of the closing bid and asked price per share of the Common Stock on the date of grant. The shares of restricted stock vest in five equal annual installments, subject to the individual's "Continuous Service" (as defined in the MRP) with the Corporation and/or the Bank. Any dividends paid on Common Stock granted pursuant to the MRP are held in a restricted interest-bearing account until such shares are no longer subject to restriction.

(3) Adjusted to reflect the 10% stock dividend paid by the Corporation on September 30, 1997. See the table captioned "AGGREGATE OPTIONS EXERCISED IN LAST FISCAL YEAR AND FY-END OPTION VALUES" for additional information on stock options.

(4) Compensation for Mr. Haan is reported for the period from February 13, 1996 (the date Mr. Haan commenced employment with the Corporation) to December 31, 1997.

(5) At December 31, 1997, Messrs. Grevengoed, Iverson and Haan had 36,722 shares, 25,224 shares and 8,800 shares, respectively, of Common Stock still subject to restrictions with a value, based upon the average of the closing bid and asked price of $34.00 per share of Common Stock as reported on The Nasdaq National Market at such date, of $1,248,548, $857,616 and $299,200, respectively.

(6) Represents the Bank's contributions to the ESOP on behalf of Messrs. Grevengoed, Iverson, and Haan, respectively. At December 31, 1997, the value of the shares allocated to Messrs. Grevengoed, Iverson and Haan under the ESOP was $38,643, $38,533 and $37,126, respectively.

     The following table sets forth information as to the aggregate number and value of stock options held by the named individuals at December 31, 1997. No stock appreciation rights have been granted by the Corporation to date.



--------------------------------------------------------------------------------------------------------
               AGGREGATE OPTIONS EXERCISED IN LAST FISCAL YEAR AND FY-END OPTION VALUES
--------------------------------------------------------------------------------------------------------
                                                   NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                        SHARES                    UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                      ACQUIRED ON     VALUE      OPTIONS AT FY-END (#)(1)          FY-END ($)(2)
                       EXERCISE     REALIZED   ---------------------------------------------------------
        NAME              (#)          ($)      EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------------------------------------------------------------------------------
Gordon L. Grevengoed      ---          ---         49,463        74,190       $1,088,659     $1,632,922
--------------------------------------------------------------------------------------------------------
Douglas J. Iverson        ---          ---         37,097        55,643          816,483      1,224,702
--------------------------------------------------------------------------------------------------------
Ronald L. Haan            ---          ---         13,196        52,788          253,342      1,013,369
--------------------------------------------------------------------------------------------------------

(1) Adjusted for the 10% stock dividend paid by the Corporation on September 30, 1997.

(2) Represents the aggregate market value of the named executive officer's stock options as of December 31, 1997. The market value per share of Common Stock is the difference between the market price per share of the Common Stock less the exercise price of the options.

EMPLOYMENT AGREEMENTS

     At December 31, 1997, the Bank had employment agreements with Messrs. Grevengoed, Iverson and Haan. Messrs. Grevengoed's and Iverson's employment agreements became effective upon completion of the Conversion, August 19, 1994. Mr. Haan's employment agreement became effective on February 13, 1996. The employment agreements were for an initial term of three years and provide for annual base salary in an amount not less than the employees' current salary. The agreements provide for annual extensions of one year, in addition to the then-remaining term under the agreements, on each anniversary of the effective date of the agreements, subject to a formal performance evaluation performed by disinterested members of the Bank's Board of Directors. The agreements provide for termination upon the employees' death, for cause or in certain other events. The employment agreements are also terminable by the employees upon 90 days notice to the Bank. For the year ended December 31, 1997, the disinterested members of Bank's Board of Directors authorized contract extensions for Messrs. Iverson and Haan for an additional year. Accordingly, Messrs. Iverson and Haan have three years remaining on their existing employment agreements and Mr. Grevengoed has two years remaining on his employment agreement.

     The employment agreements provide for payment of the greater of the employee's salary for the remainder of the term of the agreement or 299% of the employee's base compensation (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) in the event there is a "change in control" of the Bank where employment terminates involuntarily in connection with such change in control or within 12 months thereafter. This termination payment is subject to reduction by the amount of all other compensation to the employee deemed for purposes of the Code to be contingent on a "change in control," and may not exceed three times the employee's average annual compensation over the most recent five-year period or be non-deductible by the Bank for federal income tax purposes. For the purposes of the employment agreements, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. Section 574.3 or Section 574.4. Such events are generally triggered prior to the acquisition of control of 10% of the Common Stock. Each agreement also guarantees participation in an equitable manner in employee benefits applicable to executive personnel.

     Based on their current salaries, if Messrs. Grevengoed's, Iverson's and Haan's employment had been terminated as of December 31, 1997, under circumstances entitling them to severance pay as described above, they would have been entitled to receive a lump sum cash payment of approximately $751,000, $634,000 and $574,000, respectively.

DEFINED BENEFIT PENSION PLAN

     The Bank maintains two qualified defined benefit pension plans (collectively, the "Pension Plans"), one for AmeriBank (the "AmeriBank Pension Plan") and the one obtained in connection with the Company's acquisition of AFSB (the "Acquired Pension Plan"). The AmeriBank Pension Plan covers AmeriBank employees who are at least 20 1/2 years of age and have completed at least one year (1,000 hours) of eligible service. The Acquired Pension Plan covers employees of the institution acquired by AmeriBank in 1996 who are at least 21 years of age and have completed at least one year (1,000 hours) of eligible service.

     The AmeriBank Pension Plan provides for a normal monthly retirement benefit at age 65 equal to up to 50% of a participant's average monthly compensation earned during the latest five consecutive years of service. The Acquired Pension Plan provides for a normal monthly retirement benefit at age 65 equal to the sum of (a) and (b) as follows: (a) the accrued monthly benefit as of December 31, 1988 and (b) the sum of (1) 1.75% of average monthly compensation and (2) 0.6% of the excess (if any) of average monthly compensation over covered compensation, multiplied by the number of years of credited benefit service earned after December 31, 1988 with no more than a total of 35 years of service taken into account under (a) and (b). Under both Pension Plans, the term "average monthly compensation" means the five highest paid consecutive calendar years during the final ten years preceding termination. The term "compensation" means total salary and wages paid or otherwise accrued to an employee, including bonuses, overtime and extra remuneration, but excluding employer contributions to the Pension Plan and other non-taxable fringe benefits.


-----------------------------------------------------
            AMERIBANK PENSION PLAN TABLE
-----------------------------------------------------
                    YEARS OF CREDITED SERVICE
              ---------------------------------------
REMUNERATION    15      20      25      30      35
-----------------------------------------------------
   75,000     16,875  22,500  28,125  33,750  37,500
-----------------------------------------------------
  100,000     22,500  30,000  37,500  45,000  50,000
-----------------------------------------------------
  125,000     28,125  37,500  46,875  56,250  62,500
-----------------------------------------------------
  150,000     33,750  45,000  56,250  67,500  75,000
-----------------------------------------------------
  175,000     33,750  45,000  56,250  67,500  75,000
-----------------------------------------------------
  200,000     33,750  45,000  56,250  67,500  75,000
-----------------------------------------------------

-----------------------------------------------------
            ACQUIRED PENSION PLAN TABLE
-----------------------------------------------------
                    YEARS OF CREDITED SERVICE
              ---------------------------------------
REMUNERATION    5       10      15      20      25
-----------------------------------------------------
   75,000      8,035  16,070  24,105  32,140  40,175
-----------------------------------------------------
  100,000     10,972  21,945  32,917  43,890  54,862
-----------------------------------------------------
  125,000     13,910  27,820  41,730  55,640  69,550
-----------------------------------------------------
  150,000     16,847  33,695  50,542  67,390  84,237
-----------------------------------------------------
  175,000     16,847  33,695  50,542  67,390  84,237
-----------------------------------------------------
  200,000     16,847  33,695  50,542  67,390  84,237
-----------------------------------------------------

     The foregoing tables show annual benefits payable at normal retirement age (age 65) in the form of a life annuity. These estimates are based on compensation for an individual reaching age 65 in 1997. At December 31, 1997, Messrs. Grevengoed, Iverson and Haan had 37 years, 23 years and 6.5 years of credited service under the Pension Plan, respectively. Messrs. Grevengoed and Iverson are covered under the AmeriBank Pension Plan and Mr. Haan is covered under the Acquired Pension Plan. As required by the Internal Revenue Code of 1986, as amended, the Pension Plan may not provide annual benefits which exceed certain maximum limits or which are based on annual compensation in excess of $150,000 in 1997. The Bank has curtailed benefits under both plans.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is composed entirely of independent outside directors and is responsible for developing and making recommendations to the Board of Directors with respect to the Corporation's executive compensation policies, as well as administering the Stock Option Plan and the MRP. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Corporation. Non-employee directors who do not sit on the Compensation Committee also participate in executive compensation decision making through the review, discussion and ratification of the Compensation Committee's recommendations.

Overview and Philosophy

     The Compensation Committee has developed and implemented an executive compensation program which is based on guiding principles designed to align executive compensation with the values and objectives, business strategy, management initiatives, and the business and financial performance of the Corporation. In applying these principals, the Compensation Committee has established a program to:



o Support a performance-oriented environment that rewards performance not only with respect to the Corporation's goals but also the Corporation's performance as compared to that of industry performance levels;

o Attract and retain key executives critical to the long-term success of the Corporation and the Bank;

o Integrate compensation programs with both the Corporation's annual and long-term strategic planning and measuring processes; and

o Reward executives for long-term strategic management and the enhancement of shareholder value.


     Furthermore, in making compensation decisions, the Compensation Committee focuses on the individual contributions of executive officers to the Corporation. The Compensation Committee uses its discretion to set executive compensation where, in its judgment, external, internal or an individual's circumstances warrant it. The Compensation Committee also periodically reviews the compensation policies of other similarly situated companies, as set forth in various industry publications, to determine whether the Corporation's compensation decisions are competitive within its industry.

Executive Officer Compensation Program

     The Corporation's executive officer compensation program is comprised of base salary, annual incentive bonuses, long-term incentive compensation in the form of stock options and restricted stock awards, and various benefits, including medical and pension plans generally available to employees of the Corporation.

     Base Salary. Base salary levels for the Corporation's executive officers are competitively set relative to companies in the thrift industry. In determining salaries, the Compensation Committee also takes into account individual experience and performance, and specific issues particular to the Corporation.

     Annual Incentive Bonuses. Executive officers are paid an annual incentive bonus, which is a percentage of such executive officers' base salary, if the Corporation's targeted goals established at the beginning of each year are met and certain safety and soundness standards at the Bank level are maintained. The annual incentive bonus awards for Messrs. Grevengoed, Iverson and Haan are calculated based on a comparison of the Corporation's actual results to its targeted goals for return on equity and asset quality. The remaining executive officer's annual incentive bonus award is based on a comparison of the Corporation's actual results to its targeted goals for return on assets and certain departmental goals. The Board of Directors establishes the minimum and maximum bonus pool based on a range of return on assets, taking into consideration the Corporation's performance goals included in its business plan.

     Stock Benefit Plans. The Corporation's Stock Option Plan and MRP are the Corporation's long-term incentive plans for directors, officers and employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and the Corporation's performance, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Corporation's Common Stock. Awards are made at a level calculated to be competitive with the thrift industry and within the limits prescribed by the OTS.

Chief Executive Officer Compensation

     Mr. Grevengoed was appointed to the position of President and Chief Executive Officer of the Bank in 1985 and has served in such capacity with the Corporation since its inception in March 1994. Mr. Grevengoed is currently receiving a base salary of approximately $153,000 per year, subject to such adjustments in future years as shall be determined by the Compensation Committee. Mr. Grevengoed's base salary for 1997 was approximately $143,000. The increase reflected the Compensation Committee's consideration of base salaries in the industry, Mr. Grevengoed's responsibilities of running a public company, and the Committee's and the Board's assessment of Mr. Grevengoed's performance over the year in recognition of the performance by the Corporation during 1997 as compared to the Corporation's goals.

     Mr. Grevengoed was awarded a cash bonus in January 1998 of approximately $95,300 in connection with the Corporation achieving it 1997 targeted performance goals and Mr. Grevengoed's individual performance.

     In 1993, Section 162(m) was added to the Internal Revenue Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Corporation. Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Because the current compensation of each of the Corporation's executive officers is below the $1.0 million threshold, the Corporation has not yet considered its policy regarding the new provision.

     The foregoing report is furnished by the Compensation Committee of the Board of Directors of the Corporation.

     Gordon H. Cunningham
     Brian W. Koop
     Leon E. Koops

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The line graph below compares the cumulative total shareholder return on the Corporation's Common Stock to the cumulative total return of a broad index of the Nasdaq Stock Market and a savings and loan industry index for the period August 19, 1994 (the date the Corporation became a public company) through December 31, 1997.

                 [SHAREHOLDER RETURN PERFORMANCE LINE GRAPH]

                              08/19/94  12/31/94  12/31/95  12/31/96  12/31/97
                              --------  --------  --------  --------  --------
Ottawa Financial Corporation  $100.00     $86.02   $128.52   $141.17   $319.34
Selected Thrift Index.......   100.00      85.62    135.62    177.00    297.59
Nasdaq Market Index.........   100.00      96.91    125.70    156.21    191.07

CERTAIN TRANSACTIONS

     The Bank has followed a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. As of December 31, 1997, all loans or extensions of credit to executive officers and directors were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and do not involve more than the normal risk of repayment or present other unfavorable features. All loan requests by directors and executive officers are submitted to the Bank's loan committee for approval.

     Gordon H. Cunningham, Chairman of the Board of the Bank, is a partner in the law firm of Cunningham Dalman P.C. Such firm acts as counsel to the Bank. The legal fees received from the Corporation or the Bank for professional services during the fiscal year ended December 31, 1997 did not exceed 5% of the firm's gross revenues.

     PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has renewed the Corporation's arrangement for Crowe, Chizek and Company LLP to be its independent auditors for the fiscal year ending December 31, 1998 subject to the ratification of the appointment by the Corporation's shareholders. A representative of Crowe, Chizek and Company LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE
            RATIFICATION OF THE APPOINTMENT OF CROWE CHIZEK AND
                COMPANY LLP AS THE COMPANY'S AUDITORS FOR THE
                    FISCAL YEAR ENDING DECEMBER 31, 1998.


                             SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Corporation's executive office, 245 Central Avenue, Holland, Michigan 49423, no later than December 3, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.


                                 OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

[X] PLEASE MARK VOTES                                     REVOCABLE PROXY
    AS IN THIS EXAMPLE                             OTTAWA FINANCIAL CORPORATION                                      WITH-   FOR ALL
                                                                                                              FOR    HOLD    EXCEPT
ANNUAL MEETING OF SHAREHOLDERS - APRIL 28, 1998                     I.  The election of the following         [ ]     [ ]      [ ]
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.            directors for terms of three years:
   The undersigned hereby appoints the members of the Board             GORDON L. GREVENGOED
of Directors of Ottawa Financial Corporation (the "Company"),           G.W. HAWORTH
and its survivor, with full power of substitution, to act as            LEON E. KOOPS
attorneys and proxies for the undersigned to vote all shares        INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
of common stock of the Company which the undersigned is             NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN
entitled to vote at the Annual Meeting of Shareholders (the         THE SPACE PROVIDED BELOW.
"Meeting") to be held on Tuesday, April 28, 1998 at the
Holiday Inn located at 650 E. 24th Street, Holland, Michigan, at 10:00 A.M., Holland, Michigan time, and at any and all
adjournments thereof, as follows:                                   _______________________________________________________________
                                                                                                              FOR   AGAINST  ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED           II. The ratification of the appointment   [ ]     [ ]      [ ]
PROPOSALS.                                                              of Crowe, Chizek and Company LLP,
                                                                        independent auditors for the Company
                                                                        for the fiscal year ending December
                                                                        31, 1998.
                                                                    In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.
                                                                    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE
                                                                    SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF
                                                                    ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL
                                                                    BE  VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.
                                                                    AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER
                                                                    BUSINESS TO BE PRESENTED AT THE MEETING.
   Please be sure to sign and date      Date___________________     The undersigned acknowledges receipt from the Company, prior to
     this Proxy in the box below.                                   the execution of this Proxy, of Notice of the Annual Meeting, a related Proxy Statement and the Company's Annual Report to
_______________________________________________________________     Shareholders for the fiscal year ended December 31, 1997.
  Shareholder sign above        Co-holder (if any) sign above

--------------------------------------------------------------------------------
   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                         OTTAWA FINANCIAL CORPORATION

-------------------------------------------------------------------------------
This proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company, on or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Company common stock, or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of attorneys and proxies shall be deemed terminated and of no further force and effect.
PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ABOVE ON THIS CARD. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
-------------------------------------------------------------------------------